INSTRUMENT OF ESTABLISHMENT AND DESIGNATION
OF
SERIES OF SHARES

The undersigned, being at least a majority of the Trustees of Alpine Income Trust, a Delaware statutory trust (hereinafter referred to as the “Trust”), in accordance with the Amended and Restated Declaration of Trust of the Trust, dated March 27, 2012 (the “Declaration”), and pursuant to the authority expressly granted to and vested in them by the provisions of the Declaration, do hereby adopt this Instrument of Establishment and Designation of Series of Shares (the “Instrument”).  Capitalized terms not defined herein shall have the meaning given to such terms in the Declaration.

SECTION 1.  DESIGNATION AND ESTABLISHMENT.

(A).           Pursuant to Article III, Section 6 of the Declaration, the Trustees hereby establish and designate a separate Series of the Trust.  The name of such Series shall be “Alpine High Yield Managed Duration Municipal Fund” (the “Fund”).  Further, there are hereby established and designated Class A Shares and Institutional Class Shares (the “Fund Classes”) of the Fund.

SECTION 2.  RIGHTS AND PREFERENCES.

(A).           The Shares of Alpine High Yield Managed Duration Municipal Fund shall have the relative rights, preferences and characteristics specified in the Declaration and the Trust’s then currently effective registration statement on Form N-1A or other appropriate form, as amended from time to time (the “Registration Statement”).  Any rights, preferences, qualifications, limitations and restrictions with respect to Series or Classes generally that are set forth in the Declaration shall apply to the Fund and the Fund Classes unless otherwise specified in the Registration Statement, in which case those specified in the Registration Statement shall control.

SECTION 3.  MISCELLANEOUS AND GOVERNING LAW.

In accordance with Article III, Section 6 of the Declaration, this Instrument constitutes an amendment to the Declaration.  This Instrument shall be governed by and construed in accordance with the laws of the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned Trustees, constituting at least a majority of the Trustees of the Trust, have executed this Instrument as of this 19th day of December, 2012.

/s/ Samuel A. Lieber
Samuel A. Lieber

/s/ Eleanor T.M. Hoagland
Eleanor T.M. Hoagland

/s/ James A. Jacobson
James A. Jacobson

/s/ H. Guy Leibler
H. Guy Leibler

/s/ Jeffrey E. Wacksman
Jeffrey E. Wacksman